UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Xtant Medical Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan

On October 27, 2020, the stockholders of Xtant Medical Holdings, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the Xtant Medical Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”) at the 2020 annual meeting of stockholders. The Amended 2018 Plan incorporates certain amendments, including an increase in the number of shares of common stock of the Company (“Common Stock”) available for issuance thereunder by an additional 5,550,308 shares and a new limit on overall non-employee director compensation of $400,000 per year or $600,000 in the case of a non-employee chairman, lead independent director, or non-employee director in the first year of service on the Board. The Board previously approved the Amended 2018 Plan, subject to approval by the Company’s stockholders, on September 2, 2020.

The Amended 2018 Plan became effective immediately upon approval by the Company’s stockholders. The other terms of the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan remain unchanged. The Amended 2018 Plan will expire on July 31, 2028, unless terminated earlier by the Board. The Amended 2018 Plan permits the Board, or a committee thereof, to grant to eligible employees, non-employee directors, and consultants of the Company non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock-based awards. The Board may select Amended 2018 Plan participants and determine the nature and amount of awards to be granted.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amended 2018 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Amended 2018 Plan can be found in the definitive proxy statement for the Company’s 2020 annual meeting of stockholders filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 annual meeting of stockholders (the “Annual Meeting”) on October 27, 2020. As of the close of business on September 1, 2020, the record date for the Annual Meeting, there were 13,240,831 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock was entitled to one vote. Stockholders holding an aggregate of 11,814,207 shares of Common Stock entitled to vote at the Annual Meeting, representing 89% of the outstanding shares of Common Stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on September 10, 2020.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 -	The six director nominees proposed by the Board were elected to serve as members of the Board until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
John Bakewell	9,915,974	205,679	1,692,554
Sean E. Browne	9,638,702	482,951	1,692,554
Michael Eggenberg	9,635,262	486,391	1,692,554
Robert McNamara	9,920,085	201,568	1,692,554
Jeffrey Peters	9,638,702	482,951	1,692,554
Matthew Rizzo	9,639,170	482,483	1,692,554

Proposal No. 2 -	The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,780,642	25,924	7,641	0

Proposal No. 3 -	The Xtant Medical Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,596,222	507,432	17,999	1,692,554

Proposal No. 4 -	The compensation of the Company’s executive officers named in the proxy statement was approved, on an advisory basis, by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,041,534	59,421	20,698	1,692,554

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Xtant Medical Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Greg Jensen
Greg Jensen
Vice President, Finance and Chief Financial Officer

Date: October 28, 2020